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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KRANTI RESOURCES, INC.

(Name of small business issuer in its charter)

Nevada	1000	98-0513655
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer identification #)
Organization)	Classification Code)

KRANTI RESOURCES, INC.	CORPORATE DIRECT, INC.
103 - 8318 120TH Street	2248 MERIDIAN BLVD STE H
Surrey, British Columbia V3W 3N4	MINDEN, NV 89423
(604) 716-2274	(775) 782-2611
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to:
Parsons/Burnett, LLP
Suite 2070 - Skyline Tower
10900 NE 4th Street
Bellevue, Washington, 98004
Tel: (425) 451-8036
Fax: (424) 451-8568

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	2,000,000	$0.04	$80,000	$2.46

[1] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

KRANTI RESOURCES, INC.

Shares of Common Stock

1,250,000 Minimum - 2,000,000 Maximum

This offering (the "Offering") is being conducted by Kranti Resources, Inc. (the "Company," "Kranti," "us," or "we"). Prior to this offering, there has been no public market for the Company's common stock. Assuming the Company raises the minimum amount in this offering, it will attempt to have the shares quoted on the Over the Counter Bulletin Board operated by the National Association of Securities Dealers, Inc. (the "Bulletin Board"). There is no assurance that the shares will ever be quoted on the Bulletin Board. To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock. As of the date of this prospectus the Company has not made any arrangement with any market makers to quote its shares.

We are offering up to a total of 2,000,000 shares of common stock on a best efforts basis, 1,250,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.04 per share. In the event that 1,250,000 shares are not sold within 180 days, at the Company's sole discretion, the Company may extend the offering for an additional 90 days. In the event that 1,250,000 shares are not sold within the 270 days, all money received by Kranti will be promptly returned to each subscriber without interest or deduction of any kind. If at least 1,250,000 shares are sold within 270 days, all money received by the Company will be retained by it and there will be no refund.

There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.

The Company's common stock will be sold by its officers and directors on a best efforts basis. Our officers and directors will not receive any commissions or proceeds from the offering for selling the shares on our behalf, other than through the payment of any salaries established by the Company which are to be paid out of operating capital.

Investing in our common stock involves risks. See "Risk Factors" starting at page 7.

	Gross Proceeds	Proceeds to Us

Per Share - Minimum	$0.04	$0.04
Per Share - Maximum	$0.04	$0.04
Total Minimum	$50,000	$50,000
Total Maximum	$80,000	$80,000

Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________________.

SUMMARY OF OUR OFFERING

Our Business

Kranti Resources, Inc. incorporated on November 3, 2006 in the State of Nevada. Kranti is an exploration stage mining corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property (the "Property"). Record title to the Property upon which we intend to conduct exploration activities is not held in our name. The Property is owned by Beeston Enterprises Ltd., a Nevada Corporation. Kranti entered into an option agreement to purchase the claims through a four-year work program totaling $175,000.00 CAD (Canadian Dollars). We intend to conduct exploration activities on the Bradley Creek mining claim, in the Clinton Mining District, British Columbia, Canada. The one Property consists of 478 hectares (1,182 acres). We intend to explore for copper-gold and molybdenite deposits on the Property.

There is substantial doubt that the Company can continue as an ongoing business for the next twelve months and it will have to suspend or cease operations within the next twelve months unless it raises at least the minimum amount in this offering.

The Company has no plans for revenue generation and will not generate revenues as a result of this offering.

There are no guarantees that any mineral reserves are contained in the property Kranti intends to explore. Therefore, all investors must be prepared to lose their entire investment.

At the present, Kranti has no full-time employees. The Company's two officers and three directors each will devote approximately 10% - 25% of their time or 4 to 10 hours per week to the Company's business.

There is no trading market for the shares being offered.

Our administrative office is located at 103 - 8318 120th Surrey, British Columbia, Canada and our telephone number is (604) 716-2274. Our registered statutory office is located at 2248 Meridian Blvd., STE H Minden, NV 89423. Our fiscal year end is December 31.

Management or affiliates of the Company will not purchase shares in this Offering in order to reach the minimum.

The Offering

Following is a brief summary of this offering:

Securities being offered	A minimum of 1,250,000 shares of common stock and a maximum of 2,000,000 shares of common stock, par value $0.001.
Offering price per share	$0.04

Offering period	The shares are being offered for a period not to exceed 180 days, unless extended by the board of directors for an additional 90 days.
Proceeds to us	$50,000 assuming the minimum number of shares is sold. $80,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for professional fees, research and exploration. No proceeds from this offering will be used for offering expenses.
Number of shares outstanding before the offering	3,000,000
Number of shares outstanding after the offering if all of the shares are sold	5,000,000

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of December 31, 2006
(Audited)
Balance Sheet
Total Assets	$29,331
Total Liabilities	$1,275
Stockholders' Equity	$28,056
November 3, 2006
(Inception) to
December 31, 2006
(Audited)
Income Statement
Revenue	$0.00
Total Expenses	$1,944
Net Loss - (Loss)	$(1,944)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock. The risk factors set forth below are not all inclusive. Each prospective investor is encouraged to engage in rigorous due diligence with respect to the Company, its business, management and financial condition. There may be additional and/or different risk factors that are not discussed here.

Risks associated with KRANTI RESOURCES, INC.

1. If we do not raise at least the minimum amount of this offering, we will have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that the Company can continue as an ongoing business for the next twelve months. If we do not raise at least the minimum amount from our offering, we will have to suspend or cease operations within twelve months.

2. Our plan of operation is limited to finding an ore body. As such, we have no plans for revenue generation. Accordingly, investors should not expect any revenues from operations.

Kranti's plan of operations is to, and the funds it raises from this offering will be used for, the exploration of the property to determine if there is an ore body beneath the surface. Exploration does not contemplate removal of the ore. Kranti has no plans or funds for ore removal. Accordingly, the Company will likely not generate any revenues as a result of the use of any proceeds from this Offering.

3. The likelihood of the Company finding any mineral reserves is remote.

The probability of the Property containing any mineral reserves is extremely remote. In all probability the property does not contain any reserves. As such, the Company will likely not discover any reserves; will never generate any revenue from the Property; and investors should be prepared for the loss of their entire investment in the Company.

4. The Company has no operating history. The Company has accumulated losses and expects to continue to produce losses; as a result, it may have to suspend or cease operations.

Kranti was incorporated on November 3, 2006 and has not started its proposed business operations or realized any revenues. Kranti has no operating history upon which an evaluation of its future success or failure can be made. The Company's net loss since inception is $1,944. To achieve and maintain profitability and positive cash flow, Kranti is dependent upon:

*	its ability to locate mineralized material
*	its ability to generate revenues
*	its ability to reduce exploration costs

Based upon current plans, the Company expects to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of the Property. As a result, Kranti may not generate any revenues in the future. The failure to generate revenues will cause Kranti to suspend or cease operations.

5. Because our management does not have technical training or experience in exploring for, starting, or operating an exploration program, we will have to hire qualified personnel. If we can't locate qualified personnel, we may have to suspend or cease operations, which will result in the loss of your investment.

Because the Company's management is inexperienced with exploring for, starting, or operating an exploration program, it will have to hire qualified persons to perform surveying, exploration, and excavation of the Property. Kranti's management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, Kranti's operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result, Kranti may have to suspend or cease operations, which will result in the loss of your investment.

6. Because Kranti is a startup company and lacks capital, it may have to limit its exploration activity, which may result in a loss of your entire investment.

Because Kranti is a startup company and lacks capital, it must limit its exploration activity. As such, the Company may not be able to complete an exploration program. In that event, an existing ore body may go undiscovered. Without an ore body, we will likely not generate any revenues and it is highly likely investors will lose their entire investment.

7. The Company's management will not devote 100% of their time to Company activities.

Kranti's officers and directors have business activities outside of and in addition to their duties with the Company. Mr. Gill will only be devoting 25% of his time, or 10 hours per week to the Company. Mr. Grewal and Mr. Lessing each will only be devoting 10% of their time, or four hours per week, to Company operations. As a result of the limited time members of the Company's management will devote to the Company, Kranti's operations may be sporadic. As a result, exploration of the Property may be periodically interrupted or suspended.

Risks associated with this Offering:

8. The loss of any of the Company's management could result in the Company being forced to cease operations. Such an event would likely result in investors losing their entire investment.

The Company's management currently consists of two officers and three directors. We are entirely dependent upon them to conduct our operations. Further, we do not have key man insurance. If the Company should lose any members of its management team it likely will have a negative effect on the Company's operations. The loss of management could force the Company to cease its operations which will likely result in investors losing some or all of their investment in the Company.

9. Monies raised in this Offering will be subject to loss by the Company

There is no escrow, trust or similar account in which amounts raised in this Offering will be deposited. Offering proceeds will be deposited in a bank account under our name. As a result, all Offering proceeds, even if we do not raise the minimum amount set forth above, will be subject to the Company's current and/or future creditors. Investors could lose some or all of their entire investment if any creditors of the Company sue the Company for monies owed, and a judgment is rendered against us.

10. Because there is no public trading market for our common stock, you may not be able to resell your stock and, as a result, your investment is illiquid.

There is currently no public trading market for our common stock. There may never be a public market for the common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system on which investors may sell their shares. Investors wanting to resell shares will have to locate a buyer and negotiate private sales, of which there is no assurance. As a result, investment in this Offering is illiquid.

11. NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

12. Our management will continue to exercise significant control over our operations. As a minority shareholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to resell any shares you purchase in this offering.

After the completion of this Offering, our executive officers and directors will own 60% of our common stock. Due to the controlling amount of their share ownership, they will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

13. We will incur ongoing costs and expenses for SEC reporting and compliance. We may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The Company's business plan allows for the estimated $10,000 cost of this Registration Statement to be paid from existing cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the Bulletin Board. To be eligible for quotation on the Bulletin Board, issuers must remain current in their filings with the SEC. Securities that become delinquent in their required filings are removed. In order for us to remain in compliance, we will require funds to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

USE OF PROCEEDS

The Offering is being made on a $50,000 minimum-$80,000 maximum best-efforts basis. The table below sets forth the use of proceeds if $50,000, $65,000 and $80,000 of the offering is sold.

	Sale of		Sale of
	1,250,000	Sale of	2,000,000
	Shares	1,625,000	Shares
	Minimum	Shares	Maximum

Offering Proceeds	$50,000	$65,000	$80,000

The net proceeds will be used as follows:

First year Property Work Program ($25,000 CAD)**	$22,000	$22,000	$22,000
Professional Fees	$15,000	$15,000	$15,000
Office Expenses	$6,000	$6,000	$6,000
Cash on Hand	$7,000	$22,000	$37,000
Totals	$50,000	$65,000	$80,000

**First Year Property Work Program:

The following table is the exploration work program, proposed for the first year:

Prospecting and Mapping	$3,500
Sample Analysis, Assays	$10,625
Wages	$4,200
Truck Rental, Gas etc.	$2,733
Sustenance - Food Supplies	$2,100
Contingency Costs	$1,842

Total in CAD	$25,000
Estimated Total in USD	$22,000

The cost of a qualified person to manage the program is included in the cost of the various programs. The geologist who is responsible for geological mapping will supervise and be part of the sampling and preliminary geophysical program. Sample analysis is the cost of analysis of soil samples to test for mineralization. We are not going to spend any sums of money or implement our exploration program until this Offering is completed. We have not begun exploration. We have had preliminary discussions with a geologist who knows the area well, regarding the supervision of the exploration program. Soil geochemical samples will be done on a grid on lines 75 meters apart at 50 meter spacing with fill in samples where indicated by anomalous values.

Professional fees are the costs related to accounting and legal fees primarily relating to filing of reports with the SEC unrelated to this public offering.

Office expenses are the costs related to operating our office. It is comprised of expenses for telephone service, mail, stationery, acquisition of office equipment and supplies.

Contingency costs are 10% of the assay costs, truck rental, wages, and sustenance.

No proceeds from the offering will be paid to officers and directors.

DETERMINATION OF OFFERING PRICE

The price of the shares being sold as a part of this Offering was arbitrarily determined by management. The Offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31, 2006 the net tangible book value of our shares of common stock was approximately $28,056 or approximately $0.01 per share based upon 3,000,000 shares outstanding.

If 100% of the Shares Are Sold (2,000,000 Shares):

Upon completion of this Offering, in the event all of the shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $98,056 or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part.

After completion of this Offering, if 2,000,000 shares are sold, investors will own 40% of the total number of shares then outstanding, for which they will have made cash investment of $80,000, or $0.04 per share. The now existing stockholders will own 60% of the total number of shares then outstanding, for which they have made contributions of cash totaling $30,000, or $0.01 per share.

If 81.25% of the Shares Are Sold (1,625,000 Shares):

Upon completion of this Offering, in the event 81.25% of the shares are sold, the net tangible book value of the 4,625,000 shares to be outstanding will be approximately $83,056 or approximately $0.018 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.008 per share without any additional investment on their part.

After completion of this Offering, if 1,625,000 shares are sold, investors will own approximately 35.14% of the total number of shares then outstanding, for which they will have made cash investment of $65,000, or $0.04 per share. The now existing stockholders will own approximately 64.86% of the total number of shares then outstanding, for which they have made contributions of cash totaling $30,000, or $0.01 per share.

If the Minimum Number of the Shares Are Sold (1,250,000 Shares):

Upon completion of this Offering, in the event the minimum number of shares is sold, the net tangible book value of the 4,250,000 shares to be outstanding will be approximately $68,056 or approximately $0.016 per share. The net tangible book value of the shares held by the now existing stockholders will be increased by $0.006 per share without any additional investment on their part.

After completion of this offering, if 1,250,000 shares are sold, investors will own approximately 29.41% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.04 per share. The now existing stockholders will own approximately 70.59% of the total number of shares then outstanding, for which they have made contributions of cash totaling $30,000, or approximately $0.01 per share.

The following table compares the differences of investment in our shares, pursuant to this Offering, with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold (2,000,000 Shares):

Price per share	$0.04
Net tangible book value per share before Offering	$0.01
Potential gain to existing shareholders	$0.01
Net tangible book value per share after Offering	$0.02
Increase to present stockholders in net tangible book value per share
after Offering	$0.01
Capital contributions	$30,000
Number of shares outstanding before the Offering	3,000,000
Number of shares after Offering assuming the sale of the maximum number of shares sold	5,000,000
Percentage of ownership after offering	60.00%

Purchasers of Shares in this Offering if all Shares Sold (2,000,000 Shares):

Price per share	$0.04
Dilution per share	$0.02
Capital contributions	$80,000
Number of shares held by public investors after offering	2,000,000
Percentage of capital contributions by existing shareholders	27.27%
Percentage of capital contributions by new investors	72.73%
Percentage of ownership after Offering	40.00%

Purchasers of Shares in this Offering if 81.25% of Shares Sold (1,625,000 Shares):

Price per share	$0.04
Dilution per share	$0.022
Capital contributions	$65,000
Number of shares after offering held by public investors	1,625,000
Percentage of capital contributions by existing shareholders	31.58%
Percentage of capital contributions by new investors	68.42%
Percentage of ownership after Offering	35.14%

Purchasers of Shares in this Offering if the minimum number of Shares Sold (1,250,000 Shares):

Price per share	$0.04
Dilution per share	$0.024
Capital contributions	$50,000
Number of shares held by public investors after offering	1,250,000
Percentage of capital contributions by existing shareholders	37.50%
Percentage of capital contributions by new investors	62.50%
Percentage of ownership after Offering	29.41%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 2,000,000 shares of common stock on a best-efforts basis, 1,250,000 shares minimum, 2,000,000 shares maximum basis. The Offering price is $0.04 per share. Funds from this Offering will be placed in a separate bank account at Banner Bank, 435 Martin Street, Blaine, WA, 98230. The telephone number is (360) 332-7700. The funds will be maintained in the separate bank account until we receive a minimum of $50,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account and will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this Offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will be immediately available to us.

If we do not receive the minimum amount of $50,000 within 180 days of the effective date of our registration statement, 90 additional days if we so choose, all funds will be promptly returned to investors without interest or a deduction of any kind. Further, no fees, such as bank fees, will be paid out of the funds held in the separate bank account. During the 180-day period, and possible additional 90-day extension period, no funds will be returned to investors. Investors will only receive a refund of their subscription if the Company does not raise a minimum of $50,000 within the 180-day period referred to above, which could be expanded by an additional 90 days at our discretion for a total of 270 days. If the Board of Directors decides to extend the offering period, the Company will inform investors that their money will be promptly returned unless the investors make an affirmative statement to us that they wish to subscribe to the extended Offering. We must receive this affirmative statement prior to the original expiration date of the offering.

There are no finders fees involved in conducting this Offering. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the Offering. Investors will not have the right to withdraw their funds during the Offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the Offering or if there is a change in the material terms of the Offering. The following are material terms that would allow investors to be entitled to a refund of their money:

*	extension of the Offering period beyond 270 days;
*	change in the Offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement; and
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

If the changes above occur, any new Offering may be made by means of a post-effective amendment.

We will sell the shares in this Offering through our officers and directors. They will receive no commissions from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are "penny stocks" covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $100,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealers "spread" and broker/dealer compensation; the broker/dealer compensation, the broker/dealer's duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customer's rights and remedies in causes of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15g and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Offering Period and Expiration Date

This offering will start on the date this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the offering is completed or otherwise terminated by us. We reserve the right to terminate this offering at anytime. We have not determined under what circumstances we would terminate the offering prior to the expiration of the offering period, however, we reserve the right to do so. Such termination will be solely at our discretion. Should we do so and have not reached the minimum amount, your funds will be promptly returned to you. If we terminate the offering prior to the end to the offering period, but have reached at least the minimum offering amount, we will retain the proceeds.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1. Execute and deliver a subscription agreement, a copy of which is included with the prospectus.

2. Deliver a check or certified funds to us for acceptance or rejection. All checks for subscriptions must be made payable to "Kranti Resources, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

ORGANIZATION WITHIN LAST FIVE YEARS

BUSINESS

Kranti was incorporated in the State of Nevada on November 3, 2006. It is an exploration stage mining corporation. An exploration stage mining corporation is one engaged in the search of mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on the Bradley Creek mining claim, Clinton Mining District, British Columbia, Canada. We maintain our statutory registered agent's office at Corporate Direct, Inc., 2248 Meridian Blvd., Suite H, Minden, Nevada. 89423, and our business office is located at 103 - 8318 120th St., Surrey, British Columbia, Canada, V3W 3N4. This is our mailing address as well. Our telephone number is (604) 716-2274. We do not pay rent. The office space used is approximately 100 sq. feet.

There is no assurance that a commercially viable mineral deposit exists on the property and further exploration will be required before a final evaluation as to the economic feasibility is determined.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause our plans to change.

Background

On January 18, 2007 the Company executed an Option to Purchase Agreement with Beeston Enterprises Ltd., an unrelated third party that holds title to the Property. Under the terms of the purchase agreement, we have the right to explore for copper-gold deposit or a molybdenite deposit on 478.495 hectares (1,182 acres). The Property is comprised of one mining claim in Clinton Mining District, British Columbia, Canada. The terms of the agreement provide that Kranti will pay Beeston Enterprises Ltd. $20,000 USD upon signing, which it has done. Incurring expenditures of $25,000 CAD (Canadian dollar) on the property on or before the first anniversary date, incurring expenditures of $25,000 CAD on the property on or before the second anniversary date, incurring expenditures of $50,000 CAD on the property on or before the third anniversary date and incurring expenditures of $75,000 CAD on the property on or before the fourth anniversary date is also required. Upon the exercise of the Option, Kranti agrees to pay the following royalties:

  A royalty of Two Percent (2%) of Net Smelter Returns to Candorado Operating Company Ltd. ("Candorado") a British Columbia corporation, which royalty may be reduced to One Percent (1%) upon payment of Five Hundred Thousand Dollars ($500,000) Canadian Funds to Candorado at any time, and may be paid out in full and terminated upon payment of a further Five Hundred Thousand Dollars ($500,000) Canadian Funds to Candorado at any time; and

  An additional royalty of Two Percent (2%) of Net Smelter Returns to Beeston Enterprises Ltd. (Optionor), which royalty may be reduced by One Percent (1%) upon payment of One Million Dollars ($1,000,000.00) Canadian Funds to the Optionor at any time and may be paid out in full and terminated upon the payment of a further One Million Dollars ($1,000,000.00) Canadian Funds to the Optionor at any time.

The Company may terminate the Agreement upon giving thirty (30) days notice. The Property is subject to the rules and regulations of the Ministry of Energy Mines and Petroleum (EMPR). We will be exploring for mineralized material. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. The Agreement grants us the right to enter the property with our employees, representatives and agents, and to prospect, explore, test, develop, work and mine the Property.

We will be responsible for payment of any taxes and maintenance fees due to the Mineral Title Office for 2007 and every year thereafter. Pursuant to the Agreement, it is understood and agreed that in the event either party stakes additional claims within one mile of the existing outer boundary of the Bradley Creek claim, those claims will become part of this Agreement.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

The agreement calls for title of the mineral claims to be transferred to Kranti upon making the payment and incurring the expenditures. Kranti is required to return the claims to Beeston Enterprises Ltd. in the event that it does not fulfill the terms of the Option to Purchase Agreement. As optionee, Kranti has the right to enter the Property with our employees, representatives and agents, and to prospect, explore, test, develop, work and mine the Property.

The Property is unencumbered and there are no competitive conditions which affect the Property. Further, there is no insurance covering the Property and we believe that no insurance is necessary since the Property is unimproved.

To date we have not performed any work on the Property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the Property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Claim

The Property consists of one (1) claim. The claim has been legally located and filed with the Mineral Title Office in British Columbia, Canada. After September 6, 2007, the annual recording fee (payable to the Minister of Finance) in the amount of $191.40 CAD is required per year to keep the claim valid. A work fee is also required if a work program is not completed on the claim. After September 6, 2007, a fee of $1,913.98 CAD ($4/hectare/year) would be required for the first year.

Claim

The following is a list of the claim number, location, and date of recording of our claim:

Tenure No.	Tenure Type, Claim Name, Map Number	Good To Date
540512	Mineral, CD06, 092P	Sept. 6 2007

In total one mineral claim, representing an area of 478.495 hectares (1,182 acres).

620000E
624000E
628000E
632000E
636000E
5760000N
5756000N
5752000N
5748000N
5744000N
N
Lang Lake
Bradley Creek Property
540503
540506
540507
540508
540510
540511
540505
540512
540513
540514
540516
540515
540518
540517
540519
540520
540521
540522
540523
TIM #1, #2 & #3
092P 122
MATH
092P 133
Westman Cr.
Bradley
Bocgozzo Cr.
Bedingfield Lake
Cr.
Creek
Schoolhouse Lake Park
Timothy Lake
Ruth Lake
Ruth Lake Park
Lake of the Trees
BEESTON ENTERPRISES LTD.
BRADLEY CREEK PROPERTY
BRITISH COLUMBIA
NAD 83 UTM ZONE 10
CLAIM MAP WITH MINFILE SHOWINGS
DATE: OCTOBER, 2006
SCALE: As Shown
FIGURE NO. 2
KILOMETRES
0 1 2 3 4

Location and Access

The Bradley Creek mining claim is located approximately 25 kilometres east of Lac La Hache, or approximately 60 kilometres north-east of the Town of 100 Mile House. The Towns of 100 Mile House and Lac La Hache lie approximately half way between Vancouver, B.C and Prince George, B.C. on Highway 97. The area can be reached via the Forest Grove/Canim Lake Road just to the north of 100 Mile House or by a network of logging roads and tracks which extend east of Lac La Hache. From the Canim Lake Road a logging road branches to the north 7 kilometres to the south of Ruth Lake Park and passes through the claim and from this road a network of logging roads accesses most of the claim. The claim is in the Clinton Mining District.

The property terrain is like most of the terrain in the Cariboo Regional District, well forested with rolling hills, and elevations ranging from 3,000 ft. in Bradley Creek bounding the west side of the property.

The climate is generally dry, continental with a warm summer and a cold winter. Precipitation is 42-62 centimetres/year with up to 30 centimetres occurring as snow.

YUKON
ALASKA
N
BRITISH
COLUMBIA
ALBERTA
Stewart
Fort St.John
BRADLEY CREEK PROPERTY
Prince Rupert
Prince George
QUEEN
CHARLOTTE
ISLANDS
Williams Lake
PACIFIC
OCEAN
Golden
Revelstoke
Kamloops
Vernon
Merritt
Kelowna
VANCOUVER
ISLAND
VANCOUVER
Hope
VICTORIA
UNITED STATES
Kilometres
0 50

BEESTON ENTERPRISES LTD.

BRADLEY CREEK PROPERTY

BRITISH COLUMBIA
NAD 83 UTM ZONE 10

LOCATION MAP

DATE:	SCALE:	FIGURE NO.
OCTOBER, 2006	As Shown	1

History

One showing, the Math showing, is found 7.5 kilometres to the south of the Bradley property. Another showing, the Tim showing, is found 8 kilometres to the west-north west of the central portion of the property.

The Tim (Tim #1, #2 and #3) copper showings are located north of Timothy Mountain in the Westman Creek Area, approximately 21 kilometres northeast of Lac La Hache. Three showings, Tim #1, #2 and #3 have been trenched over a northwest-trending zone for a distance of approximately 500 meters on the property. Anomalous results obtained in stream sediment geochemical surveys by Coranex Ltd. in the area south of Peach Lake in 1966 resulted in the staking of the Tim claims which covered a large area south of Peach Lake, including the as of yet undiscovered Tim showings. A program of geological, soil geochemical, magnetometer, induced polarisation and prospecting surveys were undertaken in 1967 mainly in the area northwest of the Tim showings, however three induced polarisation anomalies designated "M", "N" and "O" were detected. The anomalies were tested by trenching and a "minor amount of disseminated chalcopyrite and bornite with pyrite was exposed" over what are now termed the Tim #1, #2 and #3 showings. The property was geologically mapped by Amax Exploration Inc. and subsequently dropped. The area was re-staked by Stallion Resources Limited in 1979 and soil geochemical sampling, trenching and diamond drilling was undertaken, mainly in areas where the work by Coranex had outlined induced polarisation anomalies in 1969. In 1983, Stallion diamond drilled six short holes totalling 312 metres on the Tim #1 showing. Diamond drill hole #1 intersected 42.7 metres grading 2.76% Cu, 25.4 g/t Ag and 0.6 g/t Au from surface to 42.7 metres. None of the other holes showed near as much encouragement. In 1988, Liberty Gold Corporation optioned the claims and between 1988 and 1990 completed VLF-EM, magnetometer, soil geochemical and induced polarization surveys as well as geological mapping, percussion drilling (736 metres in seven holes) and 1245 metres of diamond drilling in 12 holes. In 1998, the Tam and Math claims were staked by Mr. Paul Reynolds, who completed a program of geological mapping.

The Math property is located 24 kilometres east-northeast of Lac La Hache and is readily accessible by secondary and logging roads. This area was first staked by Pickands Mather and Company in 1972, following up anomalous molybdenum values from samples obtained in a lake bottom sediment survey. In 1973, Pickands Mather completed a program which included geological mapping, 149 kilometres of linecutting, soil sampling (3882 samples), magnetometer and induced polarization surveying, a mercury vapour survey, test pitting and some diamond drilling (590 metres in 9 holes). The area was re-staked by Denison Mines Limited in 1980 who completed soil geochemical and biogeochemical surveys. In 1984, the property was re-staked by Herb Wahl and Associates Limited and a small linecutting (2 kilometres) and geochemical sampling program (19 humus samples, 6 silt samples, 30 till samples and 12 rock samples) was completed. In 1996, Guardian Enterprises Limited collected 25 rock and 9 soil samples on the property and analyzed them for 30 elements utilizing the inductively coupled plasma and fire assay techniques.

Geology

The Property is mainly underlain by the granites of the Thuya and Takomkane Batholiths. The early Jurassic Takomkane Batholith which intrudes Upper Triassic Nicola Group volcanic rocks on the south and west is in fault contact with Lower Jurassic volcanic and sedimentary rocks to the east and north. A syenodiorite phase, a granodiorite phase and a porphyritic biotite granodiorite phase make up the Takomkane Batholith. These intrusive rocks are again under saturated syenites, monzonites, diorites and gabbros and are commonly porphyritic intruded as dikes, breccias and small stocks. They are generally believed to be coeval sub-volcanic intrusive expressions of Nicola volcanism. Previous workers have indicated that a number of faults are located to the west of the claim. The granites of the Thuya and Takomkane Batholiths host copper-gold deposits such as the Cariboo Bell-Mount Polley deposit and Molybdenum deposits such as the Boss Mountain deposit.

620000E
624000E
628000E
632000E
636000E
5760000N
5756000N
5752000N
5748000N
5744000N
LTrJgd
uTrNvb
LTrJsy
MiPlCvb
Lang Lake
Bradley Creek Property
540512
Bradley
Bedingfield Lake
uTrNv b
Schoolhouse Lake Park
Ruth Lake Park
Ruth Lake
Timothy Lake
Lake of the Trees
Creek
LEGEND
MIOCENE TO PLEISTOCENE
MiPlCvb Chilcotin Group: basaltic volcanic rocks
LATE TRIASSIC TO EARLY JURASSIC
LTrJgd Thuya or Takomkane Batholith: granodioritic intrusive rocks
LTrJsy Unnamed: syenitic to monzonitic intrusive rocks
UPPER TRIASSIC
uTrNvb Nicola Group: basaltic volcanic rocks
KILOMETRES
0 1 2 3 4
BEESTON ENTERPRISES LTD.
BRADLEY CREEK PROPERTY
BRITISH COLUMBIA
NAD 83 UTM ZONE 10
GEOLOGY MAP
DATE: OCTOBER, 2006
SCALE: As Shown
FIGURE NO. 3

GLOSSARY OF MINING TERMS
Anomalous	A departure from the norm which may indicate the presence of mineralization
Breccia	Typically a sedimentary rock composed of angular fragments from a previous rock structure, cemented in a matrix that may be of a similar or a different material
Chalcopyrite	A sulphide mineral of copper and iron; the most important ore mineral in copper
Diamond drill	A rotary type of rock drill that cuts a core of rock that is recovered in long cylindrical sections
Diorite	A grey to dark grey intermediate intrusive igneous rock composed principally of plagioclase feldspar (typically andesine), hornblende, and/or pyroxene
Fault	A fracture dividing a rock into two sections that have visibly moved relative to each other
Gabbro	A dark, coarse-grained, intrusive igneous rock chemically equivalent to basalt
Geological mapping	The process of observing and measuring geological features in a given area and plotting these features, to scale, onto a map
Geophysical survey	A method of exploration that measures the physical properties of rock formations including magnetism, specific gravity, electrical conductivity and resistance
Magnetometer	A scientific instrument used to measure the strength and/or direction of the magnetic field in the vicinity of the instrument
Molybdenum	Molybdenum is a transition metal. The pure metal is silvery white in color, fairly soft, and has one of the highest melting points of all pure elements. In small quantities, molybdenum is effective at hardening steel.
Monzonite	An intermediate igneous intrusive rock composed of approximately equal amounts of sodic to intermediate plagioclase and orthoclase feldspars with minor amounts of hornblende, biotite and other minerals
Pyrite	An iron sulfide that has isometric crystals that usually appears as cubes. Commonly called Fool's Gold.
Syenite	A coarse-grained intrusive igneous rock of the same general composition as granite but with the quartz either absent or present in relatively small amounts
Trenching	The digging of long, narrow excavation through soil, or rock, to expose mineralization
Volcanic Rock	Igneous rocks formed from magma that has flowed out or has been violently ejected from a volcano

Proposed Work (In CAD funds):
Soil geochemical samples on a grid on lines 75 metres apart at 50 metre spacing with fill in samples where indicated by anomalous values. The samples should be assayed for 30 elements. Approximately 1,250 samples to be taken by 4 men over a period of one week. Assaying costs.	$10,625
Rental of two trucks, gas etc.	2,733
Prospecting and mapping	3,500
Wages	4,200
Sustenance - Food supplies	2,100
Contingency costs	1,842

Total estimated expenses (in CAD)	$25,000
Total estimated expenses (in USD)	$22,000

Supplies

Supplies and manpower are readily available for exploration of the Property.

Other

Other than our Option to Purchase Agreement on the Property, we own no plants or other property. Kranti has the right to conduct exploration activity in accordance with the rules and regulations of the regulatory authorities.

Our Proposed Exploration Program

Although the area of The Bradley claim has received prior exploration, with today's higher metal prices, the Company feels that this claim warrants further prospecting, particularly in recently logged areas.

The two showings in the area demonstrate that the area has the potential to host a copper-gold deposit or a molybdenite deposit.

The best exploration technique would be the taking of soil geochemical samples on a grid on lines 75 meters apart at 50 meter spacing with fill in samples where indicated by anomalous values. The samples should be assayed for 30 elements. A budget of $25,000 Canadian Funds ($22,000 USD) would allow for approximately 1,250 samples to be taken by 4 men over a period of one week. All samples will be boxed and shipped to a lab in British Columbia for analysis. We estimate the total time to complete the project is 3 - 6 months including plotting the data. Since copper prices are high, the area is being explored and drilled by various mining companies. This affects the hiring of a geologist and receiving the assays results in a timely matter.

The objective of this work would be to determine if there is economically recoverable copper- gold or molybdenite deposits on this property. This initial phase of work will provide enough information to allow the company to decide whether or not to proceed to the next phase of exploration.

Kranti must conduct exploration to determine what amount of minerals, if any, exist on the Property and if any minerals which are found can be economically extracted and profitably processed.

The Property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this Offering. That is because the Company does not have sufficient capital on hand to allow it to start exploration. Once the Offering is concluded, the Company intends to start exploration operations.

Before mineral retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material.

The Company does not claim to have any minerals or reserves whatsoever at this time on any of the Property.

The costs of Kranti's work program were provided by Marvin A. Mitchell, P.Eng. He estimated the cost of prospecting, mapping, wages, soil geochemical sampling, assaying, truck rentals, sustenance, gas etc. and contingency costs to be $25,000 CAD. We have no relationship with Mr. Mitchell. We will begin exploration activity after this Offering is completed.

Kranti cannot provide investors with a more detailed discussion of how the exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for a copper- gold deposit or a molybdenite deposit. We may or may not find an ore body. The Option to Purchase Agreement grants the Company the right to enter on the property with our employees, representatives and agents, and to prospect, explore, test, develop, work and mine the property. In addition, the nature and direction of the exploration may change depending upon initial results. Because no economic mineralization has been located, it is impossible to project future revenue generation.

Competitive Factors

The copper-gold mining industry is fragmented with many, copper/gold prospectors and producers of varying sizes. Because the Company is in the exploration stages it is difficult to adequately describe our competitors. Unless and until the Company locates any economically viable mineral deposits on the Property our activities will have little, if any, effect on the marketplace for mining production. However, if an economically viable deposit of ore is located on the Property, certain competitive pressures will come to bear on the Company, including but not limited to: the large number of mining operations located in Canada, North America and around the World; that many other mining operations are better funded, have more experience, have more knowledgeable personnel, and are further along in their production of ore; general World economic conditions and other specific economic conditions related to our geographic area, industry and related third party industries.

Regulations

Our mineral exploration program is subject to the regulations of the Ministry of Energy, Mines and Petroleum in British Columbia. It is tasked with directing the responsible development of British Columbia's energy and mineral sectors. In addition, the Company's mining activities are subject to laws and regulations controlling not only the exploration and mining of mineral properties, but also the effect of such activities on the environment. Compliance with such laws and regulations may necessitate additional capital outlays, affect the economics of a project and cause changes or delays in the Company's activities.

Work Fees Requirement

The Mineral Titles Branch, of British Columbia requires a mineral claim holder to file and pay fees in lieu of work on the claims. The first three years the cost is $4 CAD/hectare/year. The fourth year and beyond the fee, in lieu of work, is $8 CAD/hectare/year. Kranti is good to date to September 6, 2007. If the exploration work is not completed by September 6, 2007, then Kranti will have to pay the fees in lieu of work on the claim at $4 CAD/hectare/year which is $1,913.98 CAD.

Recording Fees Requirements

The Mine Titles Branch requires that each holder of a mining claim pay a yearly recording fee of $0.40 CAD/hectare/year. Kranti's mineral claim is good until September 6, 2007. After this date, Kranti will be required to pay a recording fee of $0.40 CAD/hectare/year, which would be $191.40 CAD.

Mining Claims

The Company believes that it is in compliance with all applicable laws and regulations and will continue to so comply with such laws in the future. The failure to comply with all applicable laws and regulations will likely have a negative effect on the Company's operations.

Kranti is responsible for providing a safe working environment; not disrupting sensitive archaeological sites; and for conducting its activities so as to prevent unnecessary damage to the Property.

Our geologist will secure all necessary permits for exploration and, if development is warranted on the Property, will file final plans of operation before we start any mining operations. At this point, a permit from the Mines Branch would be required. Also, we would be required to comply with the laws of British Columbia, Canada. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. To the best of the Company's belief and knowledge, no known endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with applicable environmental laws and regulations since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

On completion of the work on the mining claim, a Statement of Work must be filed electronically. Along with the Statement of Work, the geologist will be required to file an annual Summary of Activities form for mineral and coal exploration with the Mines Branch.

Exploration stage companies have little need to discuss environmental matters, except as they relate to exploration activities. The only "cost and effect" of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property. We will only be using "non-intrusive" exploration techniques and will leave no indication that a sample was taken from the area. Our geologist and his employees will be required to leave the area in the same condition as they found it.

Subcontractors

We intend to use the services of a geologist, who will supervise the subcontractors for exploration work on our properties.

Employees and Employment Agreements

At present, the Company has no full-time employees. Its three officers and directors are part-time employees and each will devote about 10% - 25% of their time, or four to ten hours per week, to our operation. Kranti's management personnel do not have employment agreements with us. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, it may adopt plans in the future. There are presently no personal benefits available to the Company's officers or directors. Our officers and directors will handle our administrative duties. Because our officers and directors are inexperienced with exploration, they will hire qualified persons to perform the surveying, exploration, and excavating of the property. The Company has had preliminary discussions with a geologist concerning the exploration work and will probably enter into an agreement with him to manage our exploration project once we receive funding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

CAUTION REGARDING FORWARD LOOKING STATEMENTS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. Potential investors should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

Kranti is a start-up, exploration stage mining company and has not yet generated or realized any revenues from its business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that the Company can continue as an on-going business for the next twelve months unless it obtains additional capital. This is because the Company has not generated any revenues and no revenues are anticipated unless and until it begins removing and selling minerals. There is no assurance the Company will ever discover an economically viable deposit of ore or be able to extract any ore even if such a deposit is found. Accordingly, the Company must raise cash from sources other than the sale of minerals found on the Property. Our only other source for cash at this time is investments by others. We must raise cash to implement our project and stay in business. If we raise the amount of money in this Offering, we believe it, together with the purchase of shares by the directors ($30,000 in share purchase), will last a minimum of twelve months.

We will be conducting research in the form of exploration of the Property. Our exploration program is explained in as much detail as possible in the business section of this Prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months.

The Property is located in the Clinton Mining District, British Columbia, Canada and is called the "The Bradley Creek Claim."

Our exploration target is to find an ore body containing copper- gold or molybdenite. Our success depends upon finding mineralized material. This includes a determination by our geologist if the property contains reserves. We have not selected a geologist as of the date of this Prospectus and will not do so until our Offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the capital to do it or because it is not economically feasible to do it, we will cease operations and investors will likely lose some or all of their investment in the Company.

In addition, Kranti may not have enough money to complete its exploration of the Property. If it turns out that the Company has not raised enough money to complete its exploration program, we will try to raise additional funds from alternative sources, potentially including: a second public offering; a private placement; or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future or if such funds are available that they would be available on terms beneficial to the Company. Furthermore, if the Company engages in additional offerings of its common stock, purchasers of such stock in this Offering will have their ownership interest in the Company diluted and the value of their holdings in the Company could be diminished. If we need additional money and can't raise it, we will have to suspend or cease operations, which could result in investors losing some or all of their investment in the Company.

We must conduct exploration to determine what amount of minerals, if any, exist on the property, and if any minerals which are found can be economically extracted and profitably processed.

The Property is undeveloped raw land. Because the Company currently lacks sufficient capital, exploration and surveying has not been initiated and will not be initiated until we raise money in this Offering. Once the Offering is concluded, we intend to start exploration operations. To our knowledge, except as noted herein, the Property has never been mined. The only event that has occurred is the locating and the recording of the mining claim under the direction of Candorado Operating Company Ltd.

Before mineral retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that whatever is located under adjoining property may or may not be located under the Property.

We do not claim to have any minerals or reserves whatsoever at this time on any of the Property.

The Company intends to implement an exploration program which consists of the taking of soil geochemical samples on a grid on lines 75 meters apart at 50 meter spacing with fill in samples where indicated by anomalous values. The samples should be assayed for 30 elements. Approximately 1,250 samples will be taken by 4 men over a period of one week. All samples will be boxed and shipped to a lab in British Columbia, Canada for analysis. It is estimated the total time to complete the project is 3 - 6 months, including plotting the data. The objective of this work would be to determine if there are an economically recoverable copper-gold and molybdenite deposits that have been overlooked on this property. This initial phase of work will provide enough information to allow the Company to decide whether or not to proceed to the next phase of exploration.

Based upon the results of the exploration, Mr. Gill will determine, in consultation with our geologist, if the Property is to be dropped or further exploration work done. Mr. Gill will not receive fees for his services. The proceeds from this offering are designed only to fund the costs of an exploration program recommended by Marvin A. Mitchell, P.Eng. Additional funding will be required to take the Property to a more advanced stage of exploration. We intend to ship our samples to a lab in British Columbia, Canada.

The Company estimates the cost of the proposed work program to be $25,000 CAD ($22,000 USD). This is composed of, in CAD (Canadian funds) $3,500 for prospecting and mapping, $4,200 for wages, $2,733 for truck expense, $2,100 for sustenance, $10,625 for collecting approximately 1,250 samples, shipping and assays, and $1,842 for contingency costs. Kranti estimates it will take up to 3 - 6 months to complete the program. We will begin the program after the completion of the Offering, weather permitting. If sufficient funds are raised, we will do additional exploration based upon the results of the first program

We have no plans to interest other companies in the Property if we do not find mineralized material.

If we are unable to complete any phase of exploration because we don't have enough money, we will cease operations until we raise more money. If we can't or don't raise more money, we will cease operations.

The Company does not intend to hire additional employees at this time. All of the work on the Property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologist will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage mining company which has not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must conduct the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases. We believe that the funds raised from this offering will allow us to operate for one year.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

To meet its need for cash the Company is attempting to raise money from this Offering. The Company cannot guarantee it will be able to raise enough money through this Offering to stay in business. Whatever money is raised, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the Company finds mineralized material and such material is economically feasible to remove, Kranti will attempt to raise additional funds to finance the removal of such ore. If the Company does not raise, through this Offering, all of the money it needs to complete the exploration of the Property, it will have to find alternative sources of funding such as a second public offering, a private placement of securities, or loans from our officers or others.

At the present time, we have not made any arrangements to raise any capital, other than through this Offering. If the Company requires additional capital and can't raise needed funds, it will either have to temporarily suspend or cease operations permanently. The funds raised in this Offering, together with the loans advanced, will likely allow the Company to operate for a minimum of one year. Other than as described in this paragraph, there are no other financing plans for the Company.

The Company has acquired the rights to utilize the Property which contains one mining claim. The Property is staked and the Company expects to start exploration operations after completion of this Offering. As of the date of this prospectus, Kranti has yet to begin operations. Kranti has yet to generate any revenues.

Since inception the Company has conducted two private offerings, in November and December of 2006, of its common stock, pursuant to which it issued 500,000 and 2,500,000 shares of common stock respectively. These offerings were conducted pursuant to the exemption from registration set forth in section 4(2), and Rule 50_ of Regulation D, of the Securities Act of 1933 (the "Act"). The Company raised a total of $30,000 from the two private offerings. This was accounted for as an issuance of shares for cash.

As of December 31, 2006 our total assets were $29,331 and our total liabilities were $1,275.

DESCRIPTION OF PROPERTY

The Company's corporate offices are located at 103 - 8318 120th Street, Surrey, British Columbia, Canada, V3W 3N4. We do not pay rent for the area at the offices of Mr. Gill's Canam Currency Exchange, which is approximately 100 sq. feet. We have no other property at this time. However, we intend to conduct exploration activities on one property. Record title to the Property upon which we intend to conduct exploration activities is not held in our name. The Property is owned by Beeston Enterprises Ltd. Kranti entered into an Option to Purchase Agreement to purchase the claim through a payment on signing totaling $20,000 USD and a four-year work program totaling $175,000 CAD. We intend to conduct exploration activities on the Bradley Creek mining claim located in the Clinton Mining District, British Columbia, Canada. The Property consists of one (1) mining claim of 478.495 hectares. We intend to explore for copper- gold and molybdenite deposits on the Property.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

MANAGEMENT

Officers and Directors

Each of the Company's directors is elected to a term of one (1) year and serves until his or her successor is elected and qualified. Each of the Company's officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officers and directors are set forth below:

Name and Address	Age	Position(s)

Ben Gill	36	President, Principal Executive Officer, Principal Financial
103 - 8318 120th Street		Officer, Principal Accounting Officer, and a
Surrey, B.C., V3W 3N4		member of the Board of Directors

Karnpal Grewal	27	Secretary, Treasurer and a member of the Board of
103 - 8318 120th Street		Directors
Surrey, B.C., V3W 3N4

Aaron Lessing	46	Member of the Board of Directors
103 - 8318 120th Street
Surrey, B.C., V3W 3N4

Background of Officers and Directors

Ben Gill has been our President, Principal Financial Officer, Principal Executive Officer, Principal Accounting Officer and a Member of the Board of Directors since inception. Mr. Gill graduated from the Duchess Park Senior Secondary; Prince George BC, in June 1988 with a Diploma. Mr. Gill also attended Kwantlen University College, Surrey BC in 1991. Mr. Gill spent several years from 1997 - 2000 working in financial institutions as Financial Service Officer and mortgage consultant for Vancity Savings Credit Union, 2000 - 2002, Canadian Imperial Bank of Commerce, and was assistant manager at Citi Financial, 2002 - 2003. In 2002, Mr. Gill obtained his Mutual Funds certificate and CSC certificate from Canadian Securities. Mr. Gill owned and was the President of a target marketing company in 1992 (Indo Canadian Business Pages Ltd.) and sold it in 1997. Currently Mr. Gill owns a Foreign Exchange company; Canam Currency Exchange Ltd (title: President). Mr. Gill is also the President of BTS Construction Ltd.

Karnpal Grewal has been our Secretary, Treasurer and a Member of the Board of Directors since inception. Mr. Grewal attended Kwantlen College University from 1998-2001, Surrey BC, where he studied Business Administration. Between 2001-2003 he was the Account Manager for Custom House Global Foreign Exchange. From 2005 until present Mr. Grewal is currently employed with Canam Currency Exchange Ltd, where he is the Secretary and Director. Mr. Grewal is also the President, Secretary and Treasurer of Alexis Installations & Contracting Ltd.

Aaron M. Lessing is a Member of the Board of Directors. Mr. Lessing graduated from the University of British Columbia in 1990 from the Faculty of Law and is a member in good standing with the Law Society of British Columbia. Since 1993, Mr. Lessing has been a successful partner in a medium sized law firm where he specializes in civil litigation and provides legal advice on a broad range of legal matters.

Growing out of Mr. Lessing's personal interest in mineral exploration and geological prospecting, Mr. Lessing, along with his partners, formed the private exploration company, Oslo Resources. Mr. Lessing has been an active partner in Oslo Resources, a private exploration company with a diverse exploration team with interests in the Caribou region. In his position with Oslo Resources, Mr. Lessing oversees the company's geological exploration, development and strategic planning. Mr. Lessing advises and provides consultation for the company on technical, legal, financial and exploration issues.

Conflicts of Interest

We believe that our officers and directors will be subject to conflicts of interest. The conflicts of interest arise from their unwillingness to devote full time to our operations. Our officers and directors do not work for businesses or entities with interests that may be adverse to ours.

No policy has been implemented or will be implemented to address conflicts of interest.

In the event all of our officers and directors resign from their positions at once, there will be no one to run our operations and our operations will be suspended or cease entirely.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on November 3, 2006 through to December 31, 2006 for each or our officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to named executive officers.

Summary Compensation Table

Long-Term Compensation
			Annual Compensation			Awards	Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Securities
				Other	Under	Restricted		Other
				Annual	Options/	Shares or		Annual
Names Executive				Compen-	SARs	Restricted	LTIP	Compen-
Officer and Principal	Year	Salary	Bonus	sation	Granted	Share	Payouts	sation
Position	Ended	(US$)	(US$)	(US$)	(#)	Units	(US$)	(US$)
Ben Gill	2006	0	0	0	0	0	0	0
President, CFO

Karnpal Grewal	2006	0	0	0	0	0	0	0
Secretary, Treasurer

Aaron Lessing	2006	0	0	0	0	0	0	0
Director

We have not paid any salaries in 2006, and we do not anticipate paying any salaries at any time in 2007. We will not begin paying salaries until we have adequate funds to do so.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as is profitable to do so.

DISCLOSURE POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and shareholders who presently own 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to their shares.

		Number of	Percentage of
		Shares After	Ownership After
	Number of	Offering	the Offering
	Shares	Assuming all	Assuming all of
Name and Address	Before the	of the Shares	the Shares are
Beneficial Ownership [1]	Offering	are Sold	Sold

Ben Gill	2,000,000	2,000,000	40%
103 - 8318 120th Street
Surrey, B.C., V3W 3N4

Karnpal Grewal	500,000	500,000	10%
103 - 8318 120th Street
Surrey, B.C., V3W 3N4

Aaron Lessing	500,000	500,000	10%
103 - 8318 120th Street
Surrey, B.C., V3W 3N4

All Officers and Directors	3,000,000	3,000,000	60%
as a Group (3 persons)
[1]	The persons named above are "promoters" as defined in the Securities Exchange Act of 1934. Messrs. Gill, Grewal and Lessing are the only "promoters" of our company.

Future Sales by Existing Stockholders

A total of 3,000,000 shares of common stock were issued to our officers and directors in November and December 2006. The 3,000,000 shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period and the sales must be sold either in a brokers' transaction or in a transaction directly with a market maker.

Shares purchased in this Offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

A total of 3,000,000 shares of our stock are currently owned by our officers and directors. They will likely sell a portion of their stock if the market price goes above $0.01. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

DESCRIPTION OF SECURITIES

Common Stock

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of preferred stock, $0.001 par value per share.  The Board of Directors has not yet set the rights of preferred stock, but will do so upon issuance.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own 60% of our outstanding shares assuming that the entire 2,000,000 shares are subscribed.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. Sections 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay or make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in that state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this Offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

As of yet we have not hired a stock transfer agent. We expect to do so after we have sold the minimum amount of the offering.

CERTAIN TRANSACTIONS

On November 20, 2006, Ben Gill, our president, acquired 500,000 shares of our common stock, for cash proceeds of $5,000. On December 13, 2006, Ben Gill acquired 1,500,000 shares of our common stock, for cash proceeds of $15,000. On December 13, 2006, Karnpal Grewal and Aaron Lessing each acquired 500,000 shares of our common stock, for cash proceeds of $5,000 each. The 3,000,000 shares of common stock are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period and the sales must be sold either in a brokers' transaction or in a transaction directly with a market maker.

Our officers and directors are our only promoters. They have not received nor will they receive anything of value from us, directly or indirectly in their capacities as promoters.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception (November 3, 2006) to December 31, 2006 included in this prospectus have been audited by Child, Van Wagoner & Bradshaw, PLLC, Certified Public Accountants as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Parsons/Burnett, LLP, Attorneys At Law, Suite 2070 - Skyline Tower, 10900 NE 4th Street, Bellevue, Washington, 98004, telephone (425) 451-8036, fax (425) 451-8568 has acted as our legal counsel. Kranti is currently not a party to any legal proceedings.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by Child, Van Wagoner & Bradshaw, PLLC, Certified Public Accountants.

Our financial statements immediately follow:

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Since our inception on November 3, 2006, there have been no disagreements with the Registrant's principal accountant, nor has the Registrant's principal accountant resigned or been dismissed.

KRANTI RESOURCES, INC.

(An Exploration Stage Company)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF NOVEMBER 3, 2006 (INCEPTION)

TO DECEMBER 31, 2006

KRANTI RESOURCES, INC.

(An Exploration Stage Company)

INDEX TO AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF NOVEMBER 3, 2006 (INCEPTION) TO DECEMBER 31, 2006

                                                                                                                                                                            Page(s)

Report of Independent Registered Public Accounting Firm                                                                                             1

Balance Sheet as of December 31, 2006                                                                                                                     2

Statement of Operations for the Period of November 3, 2006 (Inception)

    to December 31, 2006                                                                                                                                           3

Statement of Changes in Stockholders' Equity for the Period of

    November 3, 2006 (Inception) to December 31, 2006                                                                                                4

Statement of Cash Flows for the Period of November 3, 2006 (Inception)

to December 31, 2006                                                                                                                                              5

Notes to Financial Statements                                                                                                                               6-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders

Kranti Resources, Inc.

We have audited the accompanying balance sheet of Kranti Resources, Inc. (an exploration stage company) (the Company) as of December 31, 2006, and the related statements of operations, stockholders' equity, and cash flows for the period of November 3, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kranti Resources, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred losses since inception, and has not generated any revenues from its planned principal operations. This raises substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to this matter are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

February 28, 2007

Kranti Resources, Inc. (An Exploration Stage Company)
Balance Sheet
December 31, 2006

ASSETS
Current Assets
Cash	$24,986
Prepaid legal fees	4,345
Total Current Assets	29,331

TOTAL ASSETS	$29,331

LIABILITIES AND STOCKHOLDERS' EQUTIY

LIABILITIES
Current Liabilities
Accounts payable	$1,275
Total Liabilities	1,275

STOCKHOLDERS' EQUITY (note 3)
Preferred stock, par value $0.001, 100,000,000 shares
authorized, none issued and outstanding	-
Common Stock, par value $0.001, 100,000,000 shares
authorized, 3,000,000 shares issued and outstanding	3,000
Additional paid-in capital	27,000
Deficit accumulated during the exploration stage	(1,944)
Total Stockholders' Equity	28,056

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$29,331

The accompanying notes are an integral part of these financial statements.

Kranti Resources, Inc. (An Exploration Stage Company)
Statement of Operations
For the Period of November 3, 2006 (Inception) to December 31, 2006

REVENUES:	$-

OPERATING EXPENSES:
General and administrative expenses	14
Mining expenses	1,275
Legal fees	655
Total Operating Expenses	1,944

OTHER INCOME AND EXPENSE	-

NET LOSS APPLICABLE TO COMMON SHARES	$(1,944)

Basic and Diluted Loss per Common Share	$(0.002)

Weighted Average Number of Shares Outstanding	1,129,310

The accompanying notes are an integral part of these financial statements.

Kranti Resources, Inc. (An Exploration Stage Company)
Statement of Changes in Stockholders' Equity
For the Period of November 3, 2006 (Inception) to December 31, 2006

	Common Shares		Additional Paid-In	Deficit Accumulated During the Exploration	Total Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance - November 3, 2006 (Inception)	-	$-	$-	$-	$-

Common shares issued for cash at $0.01 per share, November 20, 2006	500,000	500	4,500	-	5,000

Common shares issued for cash at $0.01 per share, December 13, 2006	2,500,000	2,500	22,500	-	25,000

Loss for the period	-	-	-	(1,944)	(1,944)

Balance - December 31, 2006	3,000,000	$3,000	$27,000	$(1,944)	$28,056

The accompanying notes are an integral part of these financial statements.

Kranti Resources, Inc. (An Exploration Stage Company)
Statement of Cash Flows
For the Period of November 3, 2006 (Inception) to December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,944)

Adjustments to reconcile net loss to
net cash used in operating activities:
(Increase) in prepaid legal fees	(4,345)
Increase in accounts payable	1,275
Net cash used in operating activities	(5,014)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	30,000
Net cash provided by financing activities	30,000

Net increase in cash and cash equivalents	24,986

Cash and cash equivalents - beginning of period	-

Cash and cash equivalents - end of period	$24,986

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

Kranti Resources, Inc. (An Exploration Stage Company)
Notes to Financial Statements
For the Period of November 3, 2006 (Inception) to December 31, 2006

1. Organization

Kranti Resources, Inc. (the "Company") was incorporated on November 3, 2006 in the State of Nevada, U.S.A. It is based in Vancouver, B.C. Canada. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is December 31.

The Company is an exploration stage company that engages primarily in the acquisition, exploration and development of resource properties. The Company has the right to conduct exploration work on one (1) mineral mining claim in Clinton Mining Division, British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. To date, the Company's activities have been limited to its formation and the raising of equity capital.

Exploration Stage Company

The Company is considered to be in the exploration stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," and interpreted by the Securities and Exchange Commission for mining companies in Industry Guide 7. The Company is devoting substantially all of its efforts to development of business plans and the acquisition of mineral properties.

2. Significant Accounting Policies

Use of Estimates

The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $24,986 in cash and cash equivalents at December 31, 2006.

Mineral Acquisition and Exploration Costs

The Company has been in the exploration stage since its formation in November 3, 2006 and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Start-Up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities," the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Kranti Resources, Inc. (An Exploration Stage Company)
Notes to Financial Statements
For the Period of November 3, 2006 (Inception) to December 31, 2006

2. Significant Accounting Policies - Continued

Net Income or (Loss) Per Share of Common Stock

The Company has adopted Financial Accounting Standards Board ("FASB") Statement Number 128, "Earnings per Share," ("EPS") which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share:

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Kranti Resources, Inc. (An Exploration Stage Company)
Notes to Financial Statements
For the Period of November 3, 2006 (Inception) to December 31, 2006

2. Significant Accounting Policies - Continued

Foreign Currency Translations

The Company's functional currency is the Canadian dollar. The Company's reporting currency is the U.S. dollar. All transactions initiated in Canadian dollars are translated into U.S. dollars in accordance with SFAS No. 52 "Foreign Currency Translation" as follows:

  Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date.

  Equity at historical rates.

  Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders' equity as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income (loss) but reported as other comprehensive income.

For foreign currency transactions, the Company translates these amounts to the Company's functional currency at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income for the period.

No significant realized exchange gain or losses were recorded from inception (November 3, 2006) to December 31, 2006.

Recent Accounting Pronouncements

In December 2004, the FASB issued Financial Accounting Standards No 123 (revised 2004) (SFAS 123R), "Share-Based Payment." SFAS 123R replaces SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS 123R is effective in fiscal periods that begin after December 15, 2005.

In December 2004, FASB issued Financial Accounting Standards No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-Monetary Transactions (SFAS 153)." This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective in fiscal periods that begin after June 15, 2005.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, when practicable.

Kranti Resources, Inc. (An Exploration Stage Company)
Notes to Financial Statements
For the Period of November 3, 2006 (Inception) to December 31, 2006

2. Significant Accounting Policies - Continued

Recent Accounting Pronouncements - Continued

In February 2006, FASB issued Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140." This Statement amends FASB Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities," and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

In March 2006, FASB issued Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140." This Statement amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 is effective in the first fiscal year that begins after September 15, 2006.

In September 2006, FASB issued Financial Accounting Standards No. 157, "Fair Value Measurements." This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. SFAS 157 is effective in the first fiscal year that begins after November 15, 2007.

In September 2006, FASB issued Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)." This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS 158 is effective. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the first fiscal year ending after December 15, 2006.

None of the above new pronouncements has current application to the Company, but will be implemented in the Company's future financial reporting when applicable.

Kranti Resources, Inc. (An Exploration Stage Company)
Notes to Financial Statements
For the Period of November 3, 2006 (Inception) to December 31, 2006

3.       Stockholders' Equity

Authorized Stock

The Company has authorized 100,000,000 common shares and 100,000,000 preferred shares, both with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

Share Issuances

On November 20, 2006 and December 13, 2006, the Company issued 500,000 common shares and 2,500,000 common shares, respectively, at $0.01 per share, resulting in total proceeds of $30,000, and 3,000,000 common shares issued and outstanding at December 31, 2006. These shares were issued to directors and officers of the Company.

There are no preferred shares outstanding. The Company has issued no authorized preferred shares. The Company has no stock option plan, warrants or other dilutive securities.

4. Provision for Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under SFAS No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Minimal exploration stage deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from November 3, 2006 (date of inception) through December 31, 2006 of approximately $1,944 will begin to expire in 2026. Accordingly, deferred tax assets of approximately $680 were offset by the valuation allowance.

5. Subsequent Events

On January 18, 2007, the company entered into an option to purchase agreement (the Agreement) to purchase an undivided interest in one (1) mining claim, consisting of 478.495 Hectares (1,182.362 Acres) on property located in the Clinton Mining District, British Columbia, Canada (the Property) for $20,000 USD. In addition to the property payment, the Company is required to incur $175,000 CAD (Canadian Dollars) of exploration work on the property over four years and to pay a 4% royalty on all mineral commodities sold from the property. This royalty is payable as follows:

  A 2% royalty of Net Smelter Returns to Candorado Operating Company Ltd., which shall be reduced to 1% upon payment of $500,000 CAD and may be paid out in full and terminated upon payment of a further $500,000 CAD, at any time.

  A 2% royalty of Net Smelter Returns to the property vendor, which shall be reduced to 1% upon payment of $1,000,000 CAD and may be paid out in full and terminated upon the payment of a further $1,000,000 CAD, at any time.

A Geologist has recommended a work program of $25,000 CAD, which will be part of the expenditure commitment and must be completed in the first year. The program consists of surveying a control grid, soil and rock chip sampling and geological mapping.

Kranti Resources, Inc. (An Exploration Stage Company)
Notes to Financial Statements
For the Period of November 3, 2006 (Inception) to December 31, 2006

6.        Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at December 31, 2006, the Company has working capital of $28,056 and an accumulated deficit of $1,944. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development and sale of ore reserves.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24 INDEMNIFICATION OF DIRECTORS AND OFFICEERS

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$3
Printing Expenses	400
Accounting Fees and Expenses	3,000
Legal Fees and Expenses	5,000
Transfer Agent Fees	1,500
TOTAL	$9,903

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Since inception of the Company on November 3, 2006, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Ben Gill	November 20, 2006	500,000	Cash of $5,000
103 - 8318 120th Street	December 13, 2006	1,500,000	Cash of $15,000
Surrey, B.C., V3W 3N4

Karnpal Grewal	December 13, 2006	500,000	Cash of $5,000
103 - 8318 120th Street
Surrey, B.C., V3W 3N4

Aaron Lessing	December 13, 2006	500,000	Cash of $5,000
103 - 8318 120th Street
Surrey, B.C., V3W 3N4

We issued the foregoing restricted shares of common stock to our officers and directors pursuant to section 4(2) of the Securities Act of 1933. They are sophisticated investors, officers and directors of our company, and were in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 27. EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description	Location

3.1	Articles of Incorporation.	Included
3.2	Bylaws.	Included
5.1	Opinion of James Parsons, Esq. regarding the legality of the securities being registered.	Included
10	Option to Purchase Agreement with Beeston Enterprises Ltd.	Included
23.1	Consent of Child, Van Wagoner & Bradshaw, PLLC, Certified Public Accountants	Included
23.2	Consent of Marvin A. Mitchell, P. Eng.	Included
23.3	Consent of James B. Parsons, Esq.	Included in Exhibit 5.1
99.1	Subscription Agreement.	Included

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Ciyt of Surrey, British Columbia, on this _____ day of April, 2007.

KRANTI RESOURCES, INC.

Date: ___________________________	BY:	____________________________________
Ben Gill, president, principal executive
officer, principal financial officer, and
principal accounting officer

Date: ____________________________	BY:	____________________________________
Karnpal Grewal, secretary

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ben Gill as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

__________________________	president, principal executive officer,	April ____, 2007
Ben Gill	principal financial officer,
principal accounting officer, and
member of the board of directors

__________________________	secretary, treasurer and member of the	April ____, 2007
Karnpal Grewal	board of directors

__________________________	member of the board of directors	April ____,2007
Aaron Lessing